                                                                   EXHIBIT 10.37


                       CONFIDENTIAL TREATMENT REQUESTED

              QWEST COMMUNICATIONS PRIVATE LINE SERVICE AGREEMENT
                               BUSINESS SERVICES

This Private Line Services Agreement ("Agreement"), is entered into as of July 17, 1998 (the "Effective Date"), by and between Qwest Communications Corporation, a Delaware corporation ("Qwest"), and Exodus Communications, Inc., a Delaware corporation ("Customer").

1. SERVICES ORDERED AND PRICING: 1.1 Qwest shall supply to Customer its telecommunications capacity ("Facility" or "Facilities") and related ancillary services described in Exhibit A to this Agreement and at the prices set forth on Exhibit A. Facilities requested by Customer shall be requested on Qwest's service order forms in effect from time to time (hereafter, any such order is a "Service Order"). Each Service Order shall reference this Agreement and shall become a part of the Agreement when executed by a duly authorized representative of Qwest. Qwest reserves the right to reject any Service Order. 1.2 Upon receipt of a duly executed Service Order, Qwest shall notify Customer of its target date for the delivery of the Facilities (the "Estimated Availability Date"). Qwest shall use diligent efforts to install each such Facility on or before the Estimated Availability Date. In the event that Qwest becomes aware that the delivery date may be delayed, Qwest will immediately contact Customer and describe the reasons for the delay and the new delivery date. Qwest will continue to keep Customer informed of delivery date progress and changes prior to the installation of each Facility ordered hereunder. The inability of Qwest to deliver a Facility by such date shall not be a breach of this Agreement. If Qwest fails to make any Qwest Facility available within 90 days after receipt of Customer's duly executed Agreement, Customer's sole remedy shall be cancellation, upon written notice to Qwest, of the individual Facility so affected. 1.3 Customer shall take and pay for each Facility for the applicable Minimum Service Term set forth in Exhibit A to this Agreement. The Minimum Service Terms for each Facility shall begin on the date (the "Start of Service Date") on which Customer accepts delivery of such Facility or 5 days after Qwest notifies Customer that the Facility has met all applicable standard Qwest network specifications ("Specifications") and is available for use, whichever is sooner, unless (i) Customer notifies Qwest within said 5 day period that the Facility is in material non-compliance with the Specifications, or (ii) Customer has delayed the Start of Service Date as provided for below. In the event of notice of material non-compliance as defined above, Qwest shall promptly take such reasonable action as necessary to correct any such non-compliance in the Facility and shall, upon correction, notify Customer of a new Start of Service Date. Customer may delay the Start of Service Date for any facility for up to 30 days from the Estimated Availability Date by written notification to Qwest at least 72 hours prior to such date.

2. RENEWAL. Upon the expiration of the Minimum Service Term for each Facility, and if Customer is not then in default of any of its obligations to Qwest, each Facility's Minimum Service Terms shall automatically be renewed on a month-to-month basis (hereinafter the "Renewal Term") until either party terminates the Facility on 30 days advance written notice to the other. All of the terms and conditions of this Agreement shall apply during the Renewal Term.

3. CHARGES AND PAYMENT. 3.1 Recurring charges shall be invoiced by Qwest on a monthly basis in advance and non-recurring charges shall be invoiced in arrears. Customer shall make all payments due hereunder within 30 days after the date of Qwest's invoice; provided, however, that Qwest may, upon a failure of Customer to establish creditworthiness, in its sole discretion, include in its first invoice to Customer a deposit amount or letter of credit equal and applicable to the last monthly charge due for Facilities. In the event that the Start of Service Date for any Facility falls on other than the first day of any month, the first invoice to Customer shall consist of: (1) the pro-rata portion of the applicable monthly charge covering the period from the Start of Service Date to the first day of the subsequent month and (2) the monthly charge for the following month in the event that any amount is not received by the date due. No payment due under this Agreement is subject to reduction, set-off or adjustment of any nature except as specifically provided in Section 19 below. 3.2. Any applicable sales, use, commercial or other similar taxes or license fees directly related to the commercial relationship established by
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this Agreement, shall also be payable by Customer (other than taxes based on
Qwest's income in addition to the other charges set forth in the Agreement.

4. TERMINAL EQUIPMENT. At each end of the city pairs on which Customer order Facilities, Qwest shall provide appropriate equipment in its terminal locations necessary to connect the Facilities to Customer's Interconnection Facilities (as defined below). In the event that customer desires to install its own equipment in one or more of Qwest's terminals and Qwest, in its sole discretion, agrees to such installation, the parties shall execute Qwest's standard form license agreement.

5. INTERCONNECTION FACILITIES. 6.1 As used in this Agreement, the term "Interconnection Facilities" shall mean transmission capacity provided by Customer or its third party supplier to extend the Facilities provided by Qwest from a Qwest terminal to any other location (e.g. local access telephone service provided by a local telephone company). Such Interconnections Facilities shall connect to the Facilities provided by Qwest hereunder at the Network Interface points located in the Qwest terminals and defined in Specifications. 6.2 Qwest will use reasonable efforts to order Interconnection Facilities on behalf of Customer from Customer's designated supplier provided that Customer furnishes Qwest with an acceptable Letter of Agency. Customer may, at its election but subject to Qwest's prior approval, order its own Interconnection Facilities. In no event will unavailability, delay in installation, or other impairment of Interconnection Facilities excuse Customer's obligation to pay Qwest the charges applicable to the Facilities, whether or not such Facilities are useable by Customer.

6. GOVERNMENTAL AUTHORITY. The obligation of Qwest to provide the Facilities to customer is subject to the receipt of any required regulatory or other governmental authorizations. This Agreement may be superseded by a tariff filed with the appropriate regulatory agency, which tariff may contain such modifications of the provisions of this Agreement as Qwest deems appropriate.
In the event that such tariff materially affects Customer's rights or obligations hereunder, Customer may terminate the specific Facilities so affected.

7. ASSIGNMENT. Neither party may assign, encumber transfer its rights hereunder without the prior written approval of the other party, which consent shall not be unreasonably withheld. Either party may transfer, assign, or otherwise in any manner encumber this Agreement and its rights and obligations hereunder to any of its affiliates, parent or subsidiaries upon written notice.

8. EVENT OF DEFAULT. 8.1 An "Event of Default" shall occur if: (1) either party fails to make any payment required to be made by it under this Agreement and any such failure remains uncorrected for five business days after receipt of written notice of such failure the date such payment was due; (2) either party fails to perform or observe any material term or obligation other than making payment, contained in this Agreement, and any such failure remains uncorrected for 45 calendar days after receipt of a notice from the non-defaulting party informing the defaulting party of such failure; or (3) a voluntary proceeding shall be commenced by or against either party in any jurisdiction seeking liquidation, reorganization or other relief under any bankruptcy or similar law which is not dismissed within 60 calendar days of filing, or either party shall make an assignment for the benefit of creditors; or shall generally not agree to pay or not be able to pay its debts as they become due. 8.2 The parties expressly agree that the failure of any particular circuit or any number of circuits to meet the specifications shall not constitute a material breach of this Agreement but shall only obligate Qwest to provide Outage Credits as set forth above, provided, however, that if a failure continues uncured for a period of more than twenty-four (24) continuous hours for those IOC (as defined in Section 19 below) Facilities with SONET ring back-up capabilities, Customer may terminate this Agreement without liability.

9. REMEDIES. 9.1 Upon the happening of any Event of Default, the non-defaulting party may, in addition to any other rights it has according to law:
(1) suspend its performance under this Agreement so long as such default remains uncorrected but only after providing written notice of such suspension to the defaulting party; or (2) terminate this Agreement by providing written notice of termination to the defaulting party. 9.2 If Customer is the defaulting party, Qwest may collect the total charges as specified in Section 2)b of the Exhibit A attached hereto.

10. FORCE MAJEURE. 10.1 Except as provided in Section 19 and subparagraph 10.2 below, Qwest shall not be liable for any failure of performance hereunder due to causes beyond its reasonable control, including but not limited to, acts of God, fire, explosion, vandalism, fiber optic cable cut, storm or other similar catastrophes, any law, order, regulation, direction, action or request of the United States Government, or of any other government, including state and local governments having jurisdiction over either of the parties, or of any department, agency, commission, court, bureau, corporation or other instrumentality of any one or more said governments, or of any civil or military authority, national emergencies, insurrections, riots, wars, or strikes, lock-outs, work stoppages or other labor difficulties. 10.2 If any such failure of performance on the part of Qwest shall be for (i) 30 days or less, then this Agreement shall remain in effect but Customer shall be relieved of its obligation to pay for that portion of the Facilities affected for the period of such failure of performance; or (ii) more than 30 days, then Customer may terminate the provisions of this Agreement only insofar as they relate to the Facilities so affected.

11. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR ANY LOSS OF PROFIT OR REVENUE OR FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SIMILAR OR ADDITIONAL DAMAGES INCURRED OR SUFFERED AS A RESULT OF UNAVAILABILITY, PERFORMANCE, NON-PERFORMANCE, TERMINATION, BREACH, OR OTHER ACTION OR INACTION UNDER THIS AGREEMENT, EVEN IF A PARTY ADVISES THE OTHER PARTY OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE EXCEPT AS PROVIDED IN SECTION 19, IN NO EVENT SHALL QWEST OR ANY OF ITS AFFILIATES BE LIABLE TO CUSTOMER OR TO ANY THIRD PARTY OR ANY OF EITHER OF ITS AFFILIATES FOR ANY OUTAGE OR INCORRECT OR DEFECTIVE TRANSMISSIONS, OR ANY DIRECT OR INDIRECT CONSEQUENCES THEREOF, INCURRED OR SUFFERED WHILE USING THE QWEST NETWORK.

12. INDEMNIFICATION. Each party shall indemnify and hold harmless the other party, its directors, officers, employees, and agents, successors, and assigns, from all damages, costs, expenses and liabilities, including reasonable attorney's fees and disbursements, sustained in any action commenced by any third party and arising in connection with the indemnifying party's performance of its obligations and duties under this Agreement. Qwest shall indemnify and hold customer, its directors, officer, employees, agents, subsidiaries and affiliates, harmless from any loss, damage, liability or expense on account of any claim(s) and shall defend any suit and dispose of any claim(s) or other proceedings based on an allegation that use of the Qwest Facilities, excluding any Interconnection Services provided by Customer pursuant to Section 5, infringes any United States or foreign patent or other intellectual property right. The indemnified party shall promptly notify the other party of any such suit or claim.

13. TITLE. Customer expressly disclaims any right, title, perpetual right of use or any other interest in or to any equipment or property used or supplied by Qwest under this Agreement.

14. DISCLAIMER OF ALL WARRANTIES. QWEST HEREBY DISCLAIMS ANY LIABILITY TO CUSTOMER FOR INTERRUPTIONS AFFECTING THE FACILITIES FURNISHED HEREUNDER WHICH ARE ATTRIBUTABLE TO CUSTOMER'S INTERCONNECTION SERVICES OR EQUIPMENT FAILURES.

THERE ARE NO WARRANTIES EITHER EXPRESS, IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE FACILITIES FURNISHED PURSUANT TO THIS SERVICE AGREEMENT, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

15. NON-DISCLOSURE AND PUBLICITY. Neither party shall disclose to any third party the terms and conditions of this Agreement without the prior written consent of the other party, which will not be unreasonably withheld. Neither party shall use the other's name in publicity or press releases without obtaining that party's prior written approval, which will not be unreasonably withheld. In addition, the parties agree to incorporate the terms and conditions of the Mutual Non-Disclosure Agreement, dated July 17, 1998. In the event of a conflict, this Agreement shall control.

16. ARBITRATION. 16.1 All disputes reasonably anticipated to be in excess of twenty-five thousand dollars ($25,000.00) arising out of or related to this Agreement shall be determined and resolved by arbitration at Denver, Colorado, if brought by Customer, and at Santa Clara, California, if brought by Qwest in accordance with the rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall be appointed in accordance with

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the rules then prevailing of the AAA. 16.2 The award rendered by the arbitrator(s) shall be final and binding upon the parties hereto. Neither party shall have the right to further appeal or redress the matters arbitrated except for the purposes of obtaining the judgment rendered by the arbitrator(s). Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction. 16.3 The parties hereto agree that a prevailing party shall be entitled to recover all reasonable costs and expenses (Including all reasonable attorney's fees and disbursements) of such arbitration proceeding, as well as all cost for said proceeding. Such prevailing party shall also be entitled to reasonable attorney's fees and costs incurred in enforcing a judgment of the arbitrators separately from and in addition to any other amount included in such judgment. This subparagraph 16.3 shall be severable from the other provisions of this Agreement and shall survive and not be merged into any such judgment.

17. MISCELLANEOUS. 17.1 This Agreement and each provision hereof may be amended only by an instrument in writing signed by the parties hereto. No failure or delay on the part of either party in exercising any right hereunder and no course of dealing between the parties shall operate as a waiver of any provision hereof. 17.2 In conjunction with this Agreement, each party shall at all times comply with all applicable federal, state, and local statutes, ordinances, regulations and orders of any commission or other government body.
17.3 This Service agreement shall be governed by the laws of the State of Colorado. 17.4 All notices shall be in writing and shall be delivered by certified mail return receipt requested or any other delivery system which is capable of providing proof of delivery. Any such notice shall be deemed effective on the date of actual delivery. All notices shall be addressed to Qwest or customer as set forth herein. All notices to Qwest shall be addressed to Qwest Communications Corporation, 555 17th Street, Denver, Colorado 80202.
Facsimile: (303) 291-1724, Attn.: Legal Counsel. All notices to Customer shall be addressed to Exodus Communications, Inc., 2650 San Tomas Expressway, Santa Clara, California 95051 Facsimile: 408-346-2206. Attn.: Director, Backbone Engineering; Copy: General Counsel. The addresses set forth may be changed by appropriate notice to the other party. 17.5 This Agreement and its exhibits comprise the complete and exclusive statement of the agreement of the parties concerning the subject matter hereof, and supersede all previous statements, representations, and agreements concerning the subject matter hereof.

18. APPLICATION OF TARIFFS. This Agreement is subject to and governed by the terms of applicable Qwest tariffs ("Applicable Tariffs"). To the extent the terms and conditions of this Agreement conflict with Applicable Tariffs, the terms of the Applicable Tariffs shall control.

19. SERVICE LEVEL GUARANTEE. By utilizing state-of-the-art 4-fiber bi-directional line switch routing synchronous optical network ("SONET") ring technology, the Qwest platform will be able to automatically reroute around any cuts in the transmission paths. Should a problem occur, the network elements will reroute traffic in as little as 50ms and another 50ms propagation delay, for a total objective of 100ms time to restore service. QWEST will backup the systems availability with credits to Customer for outages in accordance with the provisions of this Section 19. 19.1 Customer understands that this Service Level Guarantee applies only to the Qwest Inter-Office Channels (IOC) for DS3, STS-1, OC3 and OC12 level Facilities which have SONET ring back-up capabilities. IOCs are provisioned between two or more QWEST Long Distance (LD) Points Of Presence (POPs) and do not include the local access channel to the QWEST POP from the customer at either origination or termination end of the IOC. Customer further acknowledges that prior to such Facilities having SONET ring back-up capabilities, Customer shall receive outage credits in accordance with the terms and conditions as set forth in the Applicable Tariff. 19.2 For purposes of this Agreement, an "Outage" shall mean an unscheduled period in which the service is interrupted and not usable, measured by UAS (Unavailable Seconds) and alarm indicators of more than TEN MINUTES in duration. UAS is defined in ANSI T1.231. Customer shall be entitled to an Outage credit determined by the formula below in the event of an Outage on the long distance portion of the point to point connection:

     Outage Time                            Credit for the Circuit
     -------------------------------------------------------------
     10 Minute                              1 day per 10 minute Outage

19.3 Credit allowances will be administered on a per circuit basis. Credits for the affected circuits will not exceed 100% of the monthly rate for that circuit. Credits will be based on the results of investigation by QWEST for the individual circuit outage. Credits will only be administered if the outage meets the outage and reporting period and persists for a minimum duration of 10 minutes (600 contiguous seconds). Customer must request a credit within seven (7) days of the existence of the event that resulted in a credit for Customer to be eligible to receive a credit. This Service Level Guarantee is not applicable to Outages attributable in whole or in part from one or more of the following causes:

     . Any act or omission on the part of customer, customer contractors, and customer vendors, scheduled maintenance, and Qwest labor strikes, natural disasters; or

     . force majeure events beyond the reasonable control of QWEST (e.g. acts of God, government regulation, national emergency, etc.) but excluding any fiber cuts or other events caused by third parties on Facilities having SONET ring back-up capabilities.

19.4 An Outage credit shall apply to the charges for the total mileage between end terminals of any Facility affected by an Outage; provided, however, that if any portion of the affected Facility remains beneficially used or useable by Customer between any intermediate terminals (where Customer has installed drop and insert capability) or end terminals, the Outage credit shall not apply to that pro-rata portion of the mileage. An Outage shall be deemed to have commenced upon verifiable notification thereof by Customer to Qwest, or when indicated by network control information actually known to Qwest network personnel, whichever is earlier. Each Outage shall be deemed to terminate upon restoration of the affected service as evidenced by appropriate network tests by Qwest. 19.5 Outage credits shall not be granted if the malfunction of any end-to-end circuit is due to an outage or the defect occurring in the Interconnection Facilities described in Section 5 of this Agreement that is not within the reasonable control of Qwest. 19.6 All Outage credits shall be credited on the next monthly invoice for the affected Facility and the total of all Outage credits applicable to or accruing in a given month shall not exceed the amount payable by Customer to Qwest for that same month for such Facility.
19.7 The Outage credits described in this Section 19 shall be the sole and exclusive remedy of Customer in the event of any Outage. 19.8 Qwest shall give notice to Customer of any scheduled outage as early as is practicable. To the extent commercially reasonable, Qwest will coordinate with Customer to schedule any routine maintenance or outage for periods that will minimize any adverse affect on Customer. Notwithstanding the provisions set forth in this Section 19.8, in the event of an emergency Qwest shall use reasonable efforts to give Customer advance notice of maintenance or repair of the Facilities.

20.  CUSTOMER SERVICES

As partial consideration for the prices of the Facilities being ordered by Customer hereunder and subject to the parties executing a collocation agreement, Customer offers to Qwest the following collocation services at the prices set forth below for a period three (3) years beginning on the Effective Date. Such
prices represent approximately $***      ($***       if the NY to Boston
Facility is ordered) off Customer's retail rates for Facility only services. Should the parties execute a collocation agreement, such agreement shall incorporate the following basic terms:

Services*:                        *** square feet of Internet Data Center
                                  facilitized space to be made available on the following terms**:

Location:                         Any Internet Data Center with available space

Minimum commitment per location:  224 square feet (four 7' x 8' cages)

Price:                            $*** per square foot per month

Installation Charge:              $*** per location

*See attached specification sheet describing service in more detail. All services must be purchased in minimum incremental amounts of 56 square feet (7' x 8' cages). Additional space ordered for any single Internet Data Center may not be contiguous, subject to availability.

**In the event Customer purchases an OC-12 circuit from New York to Boston, the total amount of square feet to be made available shall increase to ***.

***Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.

Note: Other Customer services (ie, bandwidth and managed services) will be offered at a to be mutually agreed to price.

21. BILLING RAMP. During the first six (6) months following the installation of each Facility ordered by Customer hereunder, Qwest will charge Customer the following MRC: For the first and second full calendar months, Customer shall be billed twenty-five percent (25%) of the IOC MRC for the Facility; for the third and forth full calendar months, Customer shall be billed fifty percent (50%) of the IOC MRC for the Facility; and for the fifth and sixth full calendar months, Customer shall be billed seventy five percent (75%) of the IOC MRC for the Facility. For months seven and beyond, Customer shall be billed one hundred percent (100%) of the MRC for each Facility.

22. ROUTE DIVERSITY; NOTICE OF REGROOMING. Qwest will use commercially reasonable efforts to notify Customer in writing before provisioning Facilities that travel along the same geographic route. Qwest further agrees to use commercially reasonable efforts to notify Customer prior to regrooming any routes whereby two or more Facilities ordered by Customer hereunder travel along the same geographic route. For purposes of meeting its obligations under this
Section 23, Qwest hereby notifies Customer that portions of the Santa Clara to DC and DC to New York Facilities will travel along the same geographic route until such Facilities have SONET ring back-up capabilities.

23. UPGRADES. Customer may terminate Facility orders without penalty during the term of each Facility order if Customer orders a replacement Facility from Qwest for a larger capacity (eg, OC-12 replaced by OC-48). The terms and conditions of this Agreement shall apply to any such replacement Facilities.

CUSTOMER: EXODUS COMMUNICATIONS, INC.  QWEST COMMUNICATIONS CORPORATION

       By:____________________         By:______________________
          Name:_______________            Name:_________________
          Title:______________            Title:________________
          DATE:_______________            DATE:_________________

                         PRICING ADDENDUM - EXHIBIT A
                             QWEST COMMUNICATIONS
                        OC-12 INTEREXCHANGE SERVICE FOR
                                    EXODUS
                                 JULY 17, 1998

                                                    IOC               COC FEE           ACCESS LOCAL LOOPS
              3 Year Term:                     MRC       NRC      MRC        NRC        MRC           NRC

From:         to:
      201-222    (1)     617-442             $ ***     $ ***    $ ***      $ ***       $ ***         $ ***
      408-348            714-930             $ ***     $ ***    $ ***      $ ***       $ ***         $ ***
      201-222            703-995             $ ***     $ ***    $ ***      $ ***       $ ***         $ ***
      408-346            703-995             $ ***     $ ***    $ ***      $ ***       $ ***         $ ***

             TOTAL                           $ ***     $ ***    $ ***      $ ***       $ ***         $ ***

(1) This circuit can be ordered at any time during the first year of the service term. Associated charges will start upon circuit installation.

Terms and Conditions:

     1) Contract term is 3 years.
     2) Except as otherwise provided in the Agreement, should Customer elect to terminate service, or a portion of the service, prior to the end of the term, charges equal to the following are immediately due and payable:

                      a: Any previously waived installation fees applicable pro
                         rated by multiplying the number of months remaining in the agreement and dividing by the number of months in the original agreement.
                      b: 50% of the applicable monthly recurring fees (MRC)
                         remaining in the agreement to a maximum of 12 months plus 10% of any remaining monthly recurring fees beyond twelve months.
     3) Qwest's Interstate Private Line services tariff is applicable unless specifically modified by this agreement.
     4) Upon prior written notification to Customer and the opportunity to withdraw its order, Customer is responsible for any special construction needed for local loop route diversity.
     5) Local loops are subject to availability of specific SONET engineering at LEC serving wire centers.
     6) Service is subject to availability of network.

Agreed:
for Exodus Communications;             Qwest Communications Corporation


ELLEN HANCOCK                          STEVEN DICKERSON
---------------------------            -----------------------------------------
Name                                   Name (Sales Representative)

President                              Director of Sales
---------------------------            -----------------------------------------
Title               Date               Title                            Date

                                       LEWIS WILKS
                                       -----------------------------------------
                                       Authorized Qwest Marketing Representative

                                       President-Business Markets
                                       -----------------------------------------
                                       Title                            Date


*** Confidential treatment has been requested for certain portions of this document. Such omitted portions have been filed separately with the Securities and Exchange Commission.